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                                                                   EXHIBIT 21.01

                         TECHNOLOGY SOLUTIONS COMPANY
                               AND SUBSIDIARIES

                          SUBSIDIARIES OF THE COMPANY

  The following are all of the subsidiaries of the Registrant and are included in its audited consolidated financial statements filed with its Annual Report on Form 10-K for the fiscal year ended May 31, 1996. Each subsidiary listed is either wholly-owned by the Registrant or by the Registrant and another of its subsidiaries listed below.

                                                                   Place of
             Subsidiary (Year Organized or Acquired)             Incorporation
             ---------------------------------------             -------------

  TSC International, Inc. (1990)                                   Illinois

  Technology Solutions Company de Mexico, S.A. de C.V. (1995)       Mexico

  TSC Europe, Inc. (1995)                                          Delaware

  Aspen Consultancy Limited (1996)                                  England





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